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                                                                    EXHIBIT 99.1

                              LADD FURNITURE, INC.
                       4620 Grandover Parkway - Box 26777
                           Greensboro, NC 27417-6777


                                             NEWS RELEASE
                                             FOR IMMEDIATE RELEASE
                                             July 14, 1999

                                             Contact: John J. Ong
                                             (336) 315-4049
                                             e-mail: jong@laddnet.com


                LADD'S QUARTERLY EARNINGS HIGHEST IN TEN YEARS

     GREENSBORO, NC -- LADD Furniture, Inc. reported today that its diluted net earnings per share for the second quarter of fiscal 1999 surged 54 percent, to $0.54 per share, from $0.35 per share in the same period 1998. Net income for the second quarter rose 50 percent, to $4.3 million, from 1998's $2.9 million, while total second quarter net sales rose 13 percent, to $153.0 million, from $135.5 million in 1998. LADD's residential furniture sales for the second quarter increased 10 percent on a year-over-year basis and contract furniture sales rose 21 percent.

     For the first six months, net earnings also rose more than 50 percent, both in absolute dollars and on a per share basis, as net income for the first half of 1999 jumped to $7.9 million, or $0.99 per diluted share, from $5.2 million, or $0.65 per diluted share, in the year-earlier period. First half net sales increased 10 percent, with residential volume up 7 percent and contract sales rising 19 percent.

     Chairman, president and CEO Fred L. Schuermann, Jr. said he was very pleased to note that LADD's net earnings in the most recent quarter reached their highest dollar level since the second quarter of 1989. "This represents another milestone on the road back to the position of industry prominence LADD enjoyed in the 1980's. As gratifying as the profit improvement was,'' he added, "I am equally pleased with the strong top line sales growth our various furniture brands achieved in the latest quarter. In the 13 years I've been associated with LADD, I can honestly say I have never seen a more exciting assortment of products than we have right now. This is a tremendous tribute to the outstanding team of sales, marketing and manufacturing executives we currently have in place throughout the company.''

     Commenting on the overall tone of business, Schuermann said, "The excellent housing and economic environment of the past three years is finally beginning to show up in retail sales of furniture, and our industry is currently in the midst of one of its better historical growth periods. I fully expect to see these positive trends extend well into next year.''

                                     -over-

                   The LADD family of fine furniture companies
                Lea  Industries - American Drew - Clayton Marcus
       Barclay - American of Martinsville - Pennsylvania House - Pilliod



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     LADD executive vice president and CFO William S. Creekmuir noted that the first half gross margin improved to 19.7% this year from 19.1% in 1998, and said the company also made further progress during the first six months in improving its balance sheet and financial position. "Total debt has been reduced by $9.5 million since the end of 1998, to $101.7 million at mid-year 1999, despite our open market repurchase of 27,000 shares of LADD stock - 17,000 shares in the first quarter and 10,000 shares in the second quarter. The debt reduction, coupled with continuing growth in LADD's shareholders' equity, produced a total debt ratio at July 3, 1999 of 40.0%. This leverage ratio is heading down steadily toward management's 30% goal." He concluded, "In short, LADD's financial strength has improved remarkably since 1995."

     Headquartered in Greensboro, NC, LADD is one of the largest residential furniture manufacturers in North America. The company markets its wide range of bedroom, dining room, occasional and upholstered furniture domestically under the major brand names American Drew, Barclay, Clayton Marcus, HickoryMark, Lea, Pennsylvania House and Pilliod, and exports these products worldwide through LADD International. LADD's contract sales group, doing business as American of Martinsville, is also one of the world's leading suppliers of guest room furniture to the hospitality industry, as well as to assisted-living (retirement) facilities and government markets. LADD also owns and operates LADD Transportation, a support company. LADD's stock is traded on the Nasdaq Market under the symbol LADF and information on the company can be found on the Internet at www.laddfurniture.com

                                ---------------

FORWARD-LOOKING STATEMENTS: This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include the company's ability to continue its sales growth, further improve its profitability and reduce its debt, in addition to those factors set forth in the company's required filings with the U.S. Securities and Exchange Commission.



TABLE FOLLOWS
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LADD FURNITURE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (PRELIMINARY AND UNAUDITED)

                                                   13 Wks. Ended          13 Wks. Ended
                                                    July 3, 1999           July 4, 1998
                                                   -------------          -------------
Net sales (1)                                      $ 153,015,000          $ 135,505,000
Earnings before interest and income taxes              8,586,000              7,075,000
Interest expense                                       1,827,000              2,371,000
Earnings before income taxes (2)                       6,759,000              4,704,000
Income tax expense                                     2,443,000              1,835,000
Net earnings                                       $   4,316,000              2,869,000
Net earnings per common share - basic              $        0.55                   0.37
Net earnings per common share - diluted                     0.54                   0.35
Weighted average number of
  common shares outstanding - diluted                  7,981,300              8,165,428
---------------------------------------------------------------------------------------

                                                   26 Wks. Ended          26 Wks. Ended
                                                    July 3, 1999           July 4, 1998
                                                   -------------          -------------
Net sales (1)                                      $ 310,159,000            282,914,000
Earnings before interest and income taxes             16,436,000             13,527,000
Interest expense                                       3,875,000              4,955,000
Earnings before income taxes (2)                      12,561,000              8,572,000
Income tax expense                                     4,648,000              3,343,000
Net earnings                                       $   7,913,000              5,229,000
Net earnings per common share - basic              $        1.01                   0.67
Net earnings per common share - diluted                     0.99                   0.65
Weighted average number of
  common shares outstanding - diluted                  7,968,162              8,056,010
---------------------------------------------------------------------------------------

                                                         13 Wks.   13 Wks.   26 Wks.   26 Wks.
(1)  Net sales by segment (000's):                        7/3/99    7/4/98    7/3/99    7/4/98
                                                        --------   -------   -------   -------
          Residential                                   $114,202   103,460   233,405   218,165
          Contract                                        38,813    32,045    76,754    64,749
                                                        --------   -------   -------   -------
               Total                                    $153,015   135,505   310,159   282,914
                                                        ========   =======   =======   =======

                                                         13 Wks.   13 Wks.   26 Wks.   26 Wks.
(2)  Earnings before income taxes by segment (000's):     7/3/99    7/4/98    7/3/99    7/4/98
                                                        --------   -------   -------   -------
          Residential                                   $  4,368     3,016     8,852     6,398
          Contract                                         4,000     3,037     6,683     5,098
          Corporate                                       (1,609)   (1,349)   (2,974)   (2,924)
                                                        --------   -------   -------   -------
               Total                                    $  6,759     4,704    12,561     8,572
                                                        ========   =======   =======   =======